Exhibit 99.1

Certifications Pursuant to 18 United States Code § 1350

        Each of the undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q for the fiscal period ended March 31, 2003 of Allstate Life Insurance Company of New York filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Allstate Life Insurance Company of New York. This certification accompanies this quarterly report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Allstate Life Insurance Company of New York for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Date: May 13, 2003

/s/ CASEY J. SYLLA Casey J. Sylla Chairman of the Board and President
/s/ STEVEN E. SHEBIK Steven E. Shebik Vice President and Chief Financial Officer

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